UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 25, 2022

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ZENTALIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39263	82-3607803
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1359 Broadway, Suite 1710
New York, New York 10018
(Address of principal executive offices) (Zip Code)
(212) 433-3791
(Registrant’s telephone number, include area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZNTL	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2022, the Board of Directors (the “Board”) of Zentalis Pharmaceuticals, Inc. (the “Company”) appointed Cam S. Gallagher, a current Executive Director of the Company and a current member of the Board, as President of the Company, succeeding Kimberly Blackwell in such role, effective as of May 30, 2022 (the “Commencement Date”).

Mr. Gallagher, 52, has served as an Executive Director of the Company since February 2019 and as a member of the Board since December 2014. From April 2018 to May 2022, Mr. Gallagher served as the Chief Business Officer at Immusoft Corporation, a preclinical gene therapy company, where he oversaw corporate and business development. He currently serves on the board of directors for Ocuphire, as Chairman, and Helios K.K, Ray Therapeutics and SelectION. He was previously a board member of VelosBio, a clinical stage, oncology biopharmaceutical company, until its acquisition by Merck in December 2020. From 2016 to 2019, Mr. Gallagher served as the Head of Corporate Development and as a board member at Oncternal Therapeutics, Inc., a clinical stage, oncology biopharmaceutical company and, from 2014 to 2016, he served as a board member and Chief Business Officer at Retrosense Therapeutics, LLC, a gene therapy company, until its acquisition by Allergan. From September 2012 to August 2014, Mr. Gallagher served on the board of directors of Sorrento Therapeutics, Inc., a clinical stage biopharmaceutical company developing therapies to treat malignant cancers. Mr. Gallagher received an M.B.A. from the University of San Diego and a B.S. in Business Administration from Ohio University.

In connection with his appointment as President, Mr. Gallagher entered into an amended and restated employment agreement with the Company's subsidiary, Zeno Management, Inc., or Zeno Management, setting forth the terms of his employment as the Company's President. Mr. Gallagher's initial annual base salary will be $560,000 and he will be eligible for an annual target bonus equal to 50% of his annual base salary. Mr. Gallagher will be eligible for a full year’s annual bonus for 2022.

Pursuant to his amended and restated employment agreement, if the Company terminates Mr. Gallagher’s employment other than for cause (as defined in his amended and restated employment agreement) or Mr. Gallagher terminates his employment for good reason, he is entitled to the following payments and benefits, subject to his timely execution and non-revocation of a general release of claims in favor of the Company and his continued compliance with the restrictive covenants set forth in his employment agreement: (1) his fully earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a payment equal to 12 months of his then-current base salary, payable in a lump sum 60 days following the termination date; (3) a payment equal to his prorated target annual bonus for the year in which the termination date occurs, payable in a lump sum 60 days following the termination date; and (4) payment of the COBRA premiums for his and his eligible dependents for 18 months following his termination date. In the event such termination occurs within 18 months following a change in control, Mr. Gallagher will be entitled to a lump-sum payment equal to his full target bonus for the year in which the termination occurs in lieu of the amount reference in clause (3). In the event of such termination at any time following a change in control, all of Mr. Gallagher’s stock awards will immediately vest in full.

In the event the Company terminates Mr. Gallagher’s employment for cause, he terminates his employment without good reason, or upon his death or permanent disability, he is entitled to receive only his fully-earned but unpaid base salary and accrued and unused paid time off through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled.

Also in connection with his commencement of employment, the Company will grant to Mr. Gallagher stock options to purchase 333,218 shares of the Company’s common stock. The stock options shall vest over a four year vesting schedule, with twenty-five percent (25%) of the stock options vesting on the first anniversary of the Commencement Date and the remaining stock options vesting in equal monthly installments over the three years thereafter, subject to Mr. Gallagher’s continued employment or service through the applicable vesting date. The Company will also grant restricted stock units (the “RSUs”) with respect to 111,072 shares of the Company’s common stock. The RSUs shall vest in four equal annual installments on each of the first four anniversaries of the Commencement Date, subject to Mr. Gallagher’s continued employment or service through the applicable vesting date. The stock options and RSUs will be granted under the Company’s 2020 Incentive Award Plan and the stock options will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant.

The foregoing description of the amended and restated employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Mr. Gallagher previously entered into the Company’s standard indemnification agreement for directors and officers.

As previously disclosed, in December 2014, and as amended and restated in December 2017 and September 2019 and as amended in May 2020, the Company entered into a license agreement with Recurium IP Holdings, LLC (“Recurium IP”) under which the Company was granted an exclusive worldwide license to certain intellectual property rights owned or controlled by Recurium IP. Mr. Gallagher currently serves as managing member of Recurium IP and maintains an ownership interest in Recurium IP. The Company paid $10.0 million in milestone fees to Recurium IP in the year ended December 31, 2021.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated May 30, 2022, between Zeno Management, Inc. and Cam S. Gallagher
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENTALIS PHARMACEUTICALS, INC.

Date: May 31, 2022	By:	/s/ Melissa Epperly
Melissa Epperly
Chief Financial Officer